                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 16, 2000



                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



              Delaware                   1-9494             13-3228013
    (State or other jurisdiction      (Commission        (I.R.S. Employer
           of incorporation)           File Number)       Identification
                                                             Number)


    727 Fifth Avenue, New York, New York                       10022
   (Address of principal executive offices)                  (Zip Code)




       Registrant's telephone number, including area code: (212) 755-8000

Item 5.  Other Events.

         On August 16, 2000, Registrant issued the following press release announcing its sales and earnings for the three-month period ended July 31, 2000:

NEW YORK, August 16, 2000 - Tiffany & Co. (NYSE-TIF) reported that its worldwide sales rose 21 percent in the second quarter and, combined with higher margins, net earnings rose 70 percent. Strong growth was achieved in all key markets, highlighted by comparable store sales growth of 19 percent in the U.S. and 12 percent in local currency in Japan.

In the second quarter ended July 31, 2000, net sales of $371,977,000 were 21 percent above 1999's second quarter of $307,067,000. Net earnings rose 70 percent to $39,165,000, or 26 cents per diluted share, compared with $22,981,000, or 16 cents per diluted share, in the prior year.

In the six-month period (first half) ended July 31, 2000, net sales rose 23 percent to $715,229,000, compared with $579,344,000 in 1999's first half. Net earnings increased 78 percent to $69,590,000, or 46 cents per diluted share, versus $39,138,000, or 27 cents per diluted share, a year ago.

Net earnings per share figures are adjusted to reflect the Company's two-for-one stock split in July 2000.

     U.S. Retail sales rose 18 percent to $187,927,000 in the second quarter and increased 23 percent to $357,119,000 in the first half, which includes the effect of Tiffany's discontinuation of U.S. wholesale trade sales in January 2000. Comparable store sales rose 19 percent in the second quarter and 23 percent in the first half due to solid growth throughout the U.S., and results in four new stores were strong.

     International Retail sales increased 26 percent to $153,254,000 in the second quarter and rose 26 percent to $300,700,000 in the first half. In Japan, Tiffany's largest international market, comparable store sales in local currency rose 12 percent in the quarter and 13 percent in the first half. Growth was also strong in the Company's other key regions.

     Direct Marketing sales rose 19 percent to $30,796,000 in the second quarter and rose 17 percent to $57,410,000 in the first half, benefiting from corporate and catalog sales growth as well as e-commerce sales that commenced in November 1999.

Michael J. Kowalski, President and Chief Executive Officer, said, "Our very successful performance reflects an increasing awareness among customers who appreciate Tiffany's range of extraordinary product offerings. Tiffany has a strong base upon which we can pursue additional growth opportunities in the U.S. and internationally in the years ahead."

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific, Europe and the Middle East. Direct Marketing includes Tiffany's corporate division, catalog and Internet sales. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.

The Company will host a conference call today to review these results at 8:30 a.m. (EST). Interested parties may listen to a Web broadcast by accessing www.shareholder.com/tiffany or www.vcall.com on the Internet.

                                      # # #

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            TIFFANY & CO.


                                      BY:   /s/ Patrick B. Dorsey
                                            ------------------------------------
                                            Patrick B. Dorsey
                                            Senior Vice President,
Date: August 16, 2000                       General Counsel and Secretary

                                       TIFFANY & CO. AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                             (Unaudited, in thousands, except per share amounts)




                                                    Three months ended July 31,          Six months ended July 31,
                                                ----------------------------------   ----------------------------------
                                                       2000             1999                2000              1999
                                                   -------------    -------------       --------------    --------------


Net sales                                         $  371,977        $  307,067          $  715,229        $  579,344

Cost of sales                                        151,272           132,030             299,006           256,011
                                                   -------------    -------------       --------------    --------------

Gross profit                                         220,705           175,037             416,223           323,333

Selling, general and administrative expenses         153,628           133,084             295,751           251,941
                                                   -------------    -------------       --------------    --------------

Earnings from operations                              67,077            41,953             120,472            71,392

Other expenses,  net                                   1,804             2,331               4,489             3,913
                                                   -------------    -------------       --------------    --------------

Earnings before income taxes                          65,273            39,622             115,983            67,479

Provision for income taxes                            26,108            16,641              46,393            28,341
                                                   -------------    -------------       --------------    --------------

Net earnings                                       $  39,165        $   22,981          $   69,590        $   39,138
                                                   =============    =============       ==============    ==============


Net earnings per share:

  Basic                                            $    0.27        $     0.16          $     0.48        $     0.28
                                                   =============    =============       ==============    ==============

  Diluted                                          $    0.26        $     0.16          $     0.46        $     0.27
                                                   =============    =============       ==============    ==============


Weighted average number of common shares:

  Basic                                              145,165           142,180             145,132           141,170
  Diluted                                            151,546           148,092             151,689           146,748


Net earnings per share and the number of shares are adjusted to reflect a July 2000 two-for-one stock split.

                                TIFFANY & CO. AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited, in thousands)



                                                    July 31,        January 31,           July 31,
                                                        2000               2000               1999
                                               -------------     --------------    ---------------
ASSETS
Current assets:
Cash and cash equivalents                     $      174,662     $      216,936    $       151,044
Accounts receivable, net                             100,526            119,356             93,229
Inventories, net                                     559,675            504,800            536,603
Deferred income taxes                                 33,131             30,212             27,214
Prepaid expenses and other current assets             33,969             20,357             32,246
                                               -------------     --------------    ---------------

Total current assets                                 901,963            891,661            840,336

Property and equipment, net                          339,626            322,400            205,526
Deferred income taxes                                  5,681              6,235              8,620
Other assets, net                                    132,938            123,266            132,320
                                               -------------     --------------    ---------------

                                               $   1,380,208     $    1,343,562    $     1,186,802
                                               =============     ==============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings                          $      28,671     $       20,646    $        98,295
Accounts payable and accrued liabilities             181,246            176,101            150,474
Income taxes payable                                  19,067             53,954             18,119
Merchandise and other customer credits                31,569             30,275             24,174
                                               -------------     --------------    ---------------

Total current liabilities                            260,553            280,976            291,062

Long-term debt                                       247,239            249,581            194,845
Postretirement/employment benefit obligations         24,684             23,165             22,435
Other long-term liabilities                           34,980             32,764             33,822
Stockholders' equity                                 812,752            757,076            644,638
                                               -------------     --------------    ---------------

                                               $   1,380,208     $    1,343,562    $     1,186,802
                                               =============     ==============    ===============